UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10026 West San Juan Way Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 25, 2017, CPI Card Group Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, all nine director nominees were elected (Item 1). Additionally, the Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 (Item 2).

The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting.

Item 1.    Election to the Company’s Board of Directors of the following 9 nominees:

	For	Against	Abstentions	Broker Non-Votes
Diane Fulton	42,250,396	488,451	20,614	6,497,331
Steven Montross	42,171,643	563,089	24,729	6,497,331
Douglas Pearce	40,321,038	2,427,175	11,248	6,497,331
Robert Pearce	42,284,532	464,394	10,535	6,497,331
Nicholas Peters	39,951,334	2,787,248	20,879	6,497,331
David Rowntree	39,930,501	2,808,087	20,873	6,497,331
Scott Scheirman	42,231,719	506,862	20,880	6,497,331
Bradley Seaman	39,952,660	2,785,930	20,871	6,497,331
Silvio Tavares	42,199,447	473,420	86,594	6,497,331

Item 2.    Ratification of appointment of KPMG LLP as independent registered public accounting firm:

For	Against	Abstentions
48,630,496	588,565	37,731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: May 31, 2017	By:	/s/ Steven Montross
	Name:	Steven Montross
	Title:	President and Chief Executive Officer